                                                                   EXHIBIT 5.1

                                NIXON PEABODY LLP

                                 Clinton Square
                              Post Office Box 31051
                         Rochester, New York 14603-31051
                                 (585) 263-1000
                               Fax: (585) 263-1600

                                  April 4, 2007

Home Properties, Inc.
850 Clinton Square
Rochester, New York 14604

Ladies and Gentlemen:

     We have  acted as counsel  to Home  Properties,  Inc.  (the  "Company"),  a
Maryland corporation, in connection with the offer and sale from time to time by the Company,  pursuant to Rule 415 under the  Securities Act of 1933, as amended
(the "Securities Act"), of the following  securities of the Company:  (i) shares of common stock, $0.01 par value per share (the "Common Stock");  (ii) shares of preferred stock,  $0.01 par value per share (the "Preferred  Stock");  and (iii)
debt securities (the "Debt  Securities" and,  collectively with the Common Stock and the Preferred Stock, the "Securities"),  in amounts,  at prices and on terms as shall be designated by the Company at the time of the applicable  offering of any of the Securities,  pursuant to an automatic shelf registration statement on
Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") and the prospectus  contained therein
("Prospectus").

     The  Securities  may be issued,  sold or delivered from time to time as set forth in the Registration  Statement,  any amendment thereto, the Prospectus and
any  supplements  thereto.   The Common  Stock may be issued  from time to time,
including in exchange for units of limited partnership in Home Properties,  L.P.
(the "Operating Partnership") in accordance with the terms of the second amended and restated partnership agreement, as amended ("Partnership Agreement"), of the
Operating  Partnership  or upon  redemption or exchange of the Company's  4.125%
Exchangeable  Senior  Notes  due 2026  (the  "Notes"),  issued  pursuant  to the
Indenture (the "Note  Indenture"),  dated October 24, 2006, between the Company, the  Operating  Partnership  and Wells Fargo Bank,  N.A.,  as trustee,  filed as
Exhibit  99.2 to the  Company's  Current  Report  on Form  8-K  filed  with  the
Commission  on October 25, 2006.  The Debt  Securities  will be issued in one or more series pursuant to an indenture (the "Indenture"),  filed as Exhibit 4.1 to the  Registration  Statement.  The Preferred Stock will be issued in one or more
series.   The   designations,   relative   powers,   preferences,   rights   and
qualifications,  limitations or restrictions of such Preferred Stock will be set forth  in one or  more  articles  supplementary  to the  Company's  Articles  of
Amendment  and  Restatement  of Articles  of  Incorporation  (each,  an "Article
Supplementary").  The executed form of Indenture and each Article Supplementary, as  applicable,  will be filed  with the  Commission  as an exhibit to a Current
Report on  Form 8-K  or other  report  to be filed by the  Company  pursuant  to
Section 13(a) or 15(d) of the Securities  Exchange Act of 1934, as amended,  and
incorporated  in such  Registration  Statement by reference.   (The  Partnership
Agreement,  the  Indenture,  the  Note  Indenture  and  the  applicable  Article
Supplementary  are  hereinafter  collectively  referred  to as  the  "Securities
Documents".)

     In  connection  with  the  foregoing,  we have  examined  the  Registration
Statement, the Prospectus, the Partnership Agreement, the Indenture and the Note
Indenture.  We also have  examined  originals or copies,  certified or otherwise identified to our  satisfaction,  of such corporate  records,  certificates  and other  documents  and have made  such  investigations  of law as we have  deemed necessary or appropriate as a basis for the opinions expressed below.

     As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and  information  received from, the Company and/or  representatives  of the
Company.  We have made no independent  investigation of the facts stated in such certificates  or  as  to  any  information  received  from  the  Company  and/or representatives  of the  Company  and do not  opine as to the  accuracy  of such factual matters. We also have relied, without  investigation,  upon certificates and other documents from public officials.

     In  rendering   the   following   opinions,   we  have   assumed,   without
investigation, the authenticity of any document or other instrument submitted to us as an  original,  the  conformity  to the  originals of any document or other instrument  submitted to us as a copy, the genuineness of all signatures on such originals or copies,  and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

     We also have assumed  that:  (i) at the time of any  offering or sale,  the
Securities  and  the  Securities  Documents  relating  thereto  will  have  been specifically  authorized  for issuance and execution and delivery by the Company by the Company's Board of Directors or an authorized committee thereof, (ii) any
Securities issuable upon conversion,  exchange or exercise of any Security being offered will, at the time of such offering or sale,  have been duly  authorized, created  and,  if  appropriate,  reserved  for  issuance  upon such  conversion, exchange or exercise,  (iii) any  security of the Company  pursuant to which any
Common  Stock or  Preferred  Stock being  offered is issuable  upon  conversion, exchange  or  exercise  of such  security,  will have been duly  authorized  and issued,  and the same  will have been duly  delivered,  against  receipt  of the consideration approved by the Company, (iv) the Registration Statement,  and any
post-effective  amendments  thereto,  will be  effective  and  comply  with  all applicable  laws, (v) one or more  prospectus  supplements  will have been filed with the Commission  describing the particular  Securities offered thereby, (vi)
all Securities will be issued and sold in compliance with applicable federal and state  securities  laws and in the manner  described in the  Prospectus  and the
applicable   prospectus   supplement  relating  thereto,   (vii)  any  purchase,
underwriting or similar  agreement with respect to the Securities will have been duly authorized and validly  executed and delivered by the Company and the other parties thereto, (viii) the terms of the Securities will not, and the execution, delivery and  performance by the Company of the  Securities  Documents will not, violate  any  applicable  law or  result  in a  default  under or  breach of any agreement  or  instrument  binding  upon the  Company  and will  comply with any requirement  or  restriction  imposed by any court or  governmental  body having jurisdiction over the Company; and (ix) no consent,  approval,  authorization or other  action  by, and no notice to or filing  with,  any  governmental  body or agency or any other  third  party is  required  for the  execution,  delivery or performance  by the Company of any of the  Securities  Documents or, if any such consent, approval,  authorization,  action, notice or filing is required, it has been or will be duly  obtained,  taken,  given or made and is or will be in full force and effect.

     With respect to any common stock or preferred  stock, we have assumed that:
(i) the  consideration  has been duly  approved by the Board of Directors of the
Company; (ii) such consideration is in excess of par value, and (iii) the shares were issued and delivered against receipt of such consideration.

     With respect to any common stock  issuable in exchange for units of limited partnership  of the Operating  Partnership,  we have assumed that: (i) the units were duly  authorized  and  validly  issued for  consideration  approved  by the
Operating  Partnership;  and (ii) the units have been  tendered  for exchange as provided in the Partnership Agreement.

     With respect to any common stock  issuable  upon the exchange or redemption of the Notes,  we have  assumed  that:  (i) the Notes were duly  authorized  and validly  issued;  (ii) the Notes have been  tendered or exchanged for a value in excess  of their  principal  amount  in  accordance  with the  terms of the Note
Indenture; and (iii) the Operating Partnership has elected to pay such excess in common stock as provided in the Note Indenture.

     With  respect  to the  issuance  and sale of any Debt  Securities,  we have assumed that: (i) the Indenture has been and any supplemental  indenture thereto will have been duly  executed and delivered by the Company and the trustee named
therein,  and  (ii)  the  Debt  Securities,   when  issued,  will  be  executed,
authenticated,  issued and  delivered (a) against  receipt of the  consideration therefor  approved by the Company and (b) as provided in the Indenture  relating thereto.

     With respect to the issuance and sale of any series of Preferred  Stock, we have  assumed that an  appropriate  Article  Supplementary  with respect to such series of Preferred  Stock will have been duly adopted by the Company's Board of
Directors and filed with the Secretary of State of the State of Delaware.

     We have further assumed,  without  investigation,  that, when duly executed and delivered by the parties thereto, each Securities Document is or will be the legal,  valid and  binding  obligation  of each  party  thereto,  other than the
Company,  enforceable  against each such party in accordance  with its terms and that each  Securities  Document  will be governed by and construed in accordance with the law of the State of New York.

     Based upon and subject to the foregoing,  and the other  qualifications and limitations contained herein, we are of the opinion that:

     1. Upon issuance,  any  Securities  consisting of Common Stock or Preferred
Stock will be duly authorized, validly issued, fully paid and non-assessable.

     2.  Upon  issuance,  any  Securities  consisting  of Debt  Securities  will constitute valid and binding obligations of the Company, enforceable against the
Company in  accordance  with their terms and will be entitled to the benefits of the Indenture.

     The foregoing  opinions are qualified to the extent that the enforceability of any of the Securities,  Securities  Documents or other document or instrument may be  limited by or subject  to (x)  bankruptcy,  insolvency,  reorganization, moratorium,  fraudulent conveyance,  liquidation or similar laws relating to, or
affecting  the  enforcement  of,  creditors'   rights  and  remedies,   (y)  the
application  of  general  principles  of  equity  (regardless  of  whether  such enforceability  is  considered  in a  proceeding  in equity or law),  including, without  limitation,  (i) the possible  unavailability of specific  performance,
injunctive   relief  or  any  other  equitable   remedy  and  (ii)  concepts  of
materiality, reasonableness, good faith and fair dealing, and (z) public policy.

     Members  of our  firm  involved  in the  preparation  of this  opinion  are licensed  to  practice  law in the State of New York and we do not purport to be experts on, or to express any opinion herein  concerning,  the laws of any other jurisdiction  other than the laws of the State of New York,  the  federal law of the United  States of America  and the General  Corporation  Law of the State of
Maryland.  As used herein,  the terms "General  Corporation  Law of the State of
Maryland" and "laws of the State of New York"  include the statutory  provisions contained  therein,  all  applicable  provisions  of the  Maryland  and New York
Constitutions and reported judicial decisions interpreting such provisions.

     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration  Statement  and to the use of our  name  as it  appears  under  the caption "Legal Matters" in the Securities Prospectus. In giving such consent, we do not thereby  admit that we come within the category of persons  whose consent is required under  Section 7 of the Securities Act or the rules and  regulations of the Commission thereunder.

                                            Very truly yours,

                                            /s/ Nixon Peabody LLP